                                                                  EXHIBIT 10-J-3
                                                                  --------------

                          [HARTMAX LOGO APPEARS HERE]




                           DEFERRED COMPENSATION PLAN







                            EFFECTIVE JANUARY 1, 2002

                              HARTMARX CORPORATION
                           DEFERRED COMPENSATION PLAN



                      I.     PURPOSE

                     II.     DEFINITIONS

                    III.     ELIGIBILITY AND PARTICIPATION LIMITS

                     IV.     BENEFITS

                      V.     CLAIM FOR BENEFITS PROCEDURE

                     VI.     ADMINISTRATION

                    VII.     AMENDMENT AND TERMINATION

                   VIII.     MISCELLANEOUS

                              HARTMARX CORPORATION
                           DEFERRED COMPENSATION PLAN

I.       PURPOSE
         -------

         The purpose of the Hartmarx Deferred Compensation Plan is to provide a means whereby Hartmarx may afford certain employees and senior management with an opportunity to build additional financial security, by providing a vehicle to defer Salary and Bonus amounts. Deferrals of Salary and Bonus will be credited with interest based on the Company's incremental short-term borrowing cost, in accordance with the Plan, and paid to the Participant (or his or her Beneficiary) as described herein. By providing a means whereby Salary and Bonus may be deferred into the future, the Plan will aid in attracting and retaining executives of exceptional ability, provide them with additional financial security at the time of Retirement and supplement other Company-sponsored benefits in the event of death or Disability.

II.      DEFINITIONS
         -----------

         2.1 "Administration Committee" means the Plan Administration Committee appointed pursuant to Article VI to manage and administer the Plan.

         2.2 "Agreement" means the Hartmarx Deferral Election Agreement, executed between a Participant and the Company, whereby a Participant agrees to participate in the Plan and to defer a portion of his or her Salary or Bonus (as the case may be) or both, pursuant to the provisions of the Plan, and the Company agrees to pay benefits in accordance with the provisions of the Plan and Agreement. Subject to the limitations of Section 3.3, a Participant may file an Agreement for each Plan Year in accordance with Section 3.2.

         2.3 "Beneficiary" means the person, persons or trust designated Beneficiary pursuant to Section 4.11.

         2.4 "Board of Directors" and "Board" mean the Board of Directors of the Company.

         2.5 "Bonus" means the gross annual bonus amount(s), if any, payable to a Participant from the Company's Management Incentive Plan or successor plan(s) then in effect, otherwise payable in cash during the Plan Year, and considered "wages" for FICA and federal income tax withholding. For purposes of this Section, Bonus amounts considered shall exclude reimbursements or other expense allowances (whether or not includable in gross income, and including but not limited to car allowances), (cash or noncash) fringe benefits (including but not limited to contest prizes), moving expenses, deferred compensation (other than Participant contributions made under this Plan), welfare benefits (including but not limited to imputed income on life insurance coverage, unused and/or accrued vacation pay and severance pay), and any distribution of stock (excluding proceeds from any stock options, stock appreciation rights, or any other stock or equity based management incentive plan). Bonus amounts considered shall include any amounts by which the Participant's Bonus is reduced by a bonus reduction or similar arrangement under any qualified plan described in IRC 401(k) or any cafeteria plan (as described in IRC 125) maintained by the Company.

         2.6 "Change of Control" means the first to occur of any of the following events:

                  (a) Any Person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

                  (b) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors who were directors at the beginning of the period, cease for any reason to constitute a majority thereof; or

                  (c) The business of the Company is disposed of pursuant to a partial or complete liquidation of the Company, a sale of all or substantially all of its assets (including stock of its subsidiaries), or otherwise.

         2.7 "Committee" means the Compensation and Stock Option Committee of the Board, or successor thereto, as determined by the Board.

         2.8 "Company" means Hartmarx Corporation, a Delaware corporation, its successors and assigns, and any affiliated companies which grant participation hereunder to an employee with the Company's consent.

         2.9 "Compensation" means cash remuneration paid pursuant to this Plan for services rendered prior to the date paid.

         2.10 "Deferred Benefit Account" and "Account" mean the separate bookkeeping accounting record(s) maintained by the Company for each Participant, pursuant to Articles III and IV. Deferred Benefit Account(s) shall be utilized solely as a bookkeeping device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan, and shall be subject to Section 8.2 hereof.

         2.11 "Determination Date" means the date on which the amount of a Participant's Deferred Benefit Account is determined as provided in Article IV. The last day of each calendar quarter and the date of a Participant's Termination of Service shall be a Determination Date.

         2.12 "Disability" shall have the same meaning and be determined in the same manner as in the Hartmarx Long Term Disability Plan. In the absence of such a plan, "Disability" or "Disabled" shall mean a permanent impairment of the physical or mental condition of a Participant, which, in the sole discretion of the Company, prevents Participant from performance of the usual duties of employment attendant to the Participant's function with the Company. The determination of the Company as to a Disability shall be made on the basis of such medical and other competent evidence as the Company shall deem relevant, and shall be binding on Participant.

         2.13 "ERISA Funded" means that the Plan does not meet the "unfunded" criterion of the exceptions to the application of Parts 2 through 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974 (ERISA).

         2.14 "Interest Crediting Rate" and "Interest" mean, for the then applicable Plan Year, the average rate of interest incurred by the Company for incremental short-term borrowing during the immediately preceding calendar quarter. If such rate of interest cannot be determined, or is no longer available, the Interest Crediting Rate shall be determined by the Committee.

         2.15     "IRC" means the Internal Revenue Code of 1986, as amended.

         2.16 "Participant" means an employee of the Company who is eligible to participate in the Plan in accordance with Section 3.1, and who enters into an Agreement with the Company.

         2.17 "Plan" means the Hartmarx Deferred Compensation Plan, as amended from time to time.

         2.18     "Plan Effective Date" means January 1, 2002.

         2.19     "Plan Year" means the calendar year.

         2.20 "Retirement Date" and "Retirement" mean the date of termination of service of a Participant for reasons other than death or Disability after he or she (i) attains age fifty-five (55) and has five (5) Years of Service; (ii) has attained age 65; or (iii) terminates under circumstances which the Committee, in its sole discretion, elects to treat as a Retirement for purposes of the Plan.

         2.21 "Salary" for purposes of the Plan shall be the total of the Participant's base salary paid during a Plan Year, and considered "wages" for FICA and federal income tax withholding, but before any deferral made pursuant to this or any other plan. For purposes of this Section, Salary amounts considered shall exclude reimbursements or other expense allowances (whether or not includable in gross income, and including but not limited to car allowances), (cash or noncash) fringe benefits (including but not limited to contest prizes), moving expenses, deferred compensation (other than Participant contributions made under this Plan), welfare benefits (including but not limited to imputed income on life insurance coverage, unused and/or accrued vacation pay and severance pay), and any distribution of stock (excluding proceeds from any stock options, stock appreciation rights, or any other stock or equity based management incentive plan). Salary amounts considered shall include any amounts by which the Participant's Salary is reduced by a salary reduction or similar arrangement under any qualified plan described in IRC 401(k) or any cafeteria plan (as described in IRC 125) maintained by the Company.

         2.22 "Tax Funded" means that the interest of a Participant in the Plan will be includable in the gross income of the Participant for federal income tax purposes prior to actual receipt of Plan benefits by the Participant.

         2.23 "Termination of Service" means the Participant's ceasing his or her employment with the Company for any reason whatsoever, whether voluntarily or involuntarily, other than by Retirement or Disability.

III.     ELIGIBILITY AND PARTICIPATION LIMITS

         3.1      Eligibility and Participation.  Eligibility to participate in
                  -----------------------------
the Plan shall be limited to employees of the Company who meet all of the following conditions:

                  (a) Each employee must be a participant in the Company's Management Incentive Plan, or be designated as eligible upon approval of the Committee; and

                  (b) Each employee designated eligible to participate must file an Agreement with the Company in accordance with Section 3.2.

An employee who meets all of the requirements of this Section shall become a Participant in the Plan. Except as otherwise provided in Section 3.4, once an employee becomes a Participant in the Plan, he or she shall remain a Participant until all benefit payments, if any, to the Participant (or his or her Beneficiary) have been made.

         3.2 Deferral of Salary and Bonus. Eligible employees of the Company who
             ----------------------------
elect to participate in the Plan must file an Agreement with the Company to participate in the Plan, and to defer Salary, Bonus, or both, prior to the beginning of the Plan Year in which the Salary or Bonus is to be earned and paid. For the Plan Year beginning January 1, 2002, a Participant must elect to defer his or her Bonus otherwise payable during calendar year 2002 prior to the end of the 2001 fiscal year. Provided that the provisions of Section 3.5 are not applicable, an eligible employee who fails to file an Agreement before the beginning of a Plan Year may file an Agreement to defer Salary, Bonus, or both, with respect to a subsequent Plan Year. A Participant's Agreement shall be subject to all of the limitations of Section 3.3.

         3.3 Deferral Limitations. A Participant's Agreement to participate in the Plan and to defer Salary, Bonus, or both, shall be subject to the following limitations:

                  (a) A Participant may elect to defer no less than five percent (5%) and no more than twenty-five percent (25%) of Salary, in increments of one percentage point (1%); and

                  (b) A Participant's Agreement to defer up to one hundred percent (100%) of Bonus shall be in increments of ten percentage points (10%); and

                  (c) The Agreement shall be irrevocable upon acceptance by the Company.

         3.4 Suspension of Agreement to Defer. A Participant's Agreement to defer Salary, Bonus, or both, shall be suspended in the event that the Committee, in its sole discretion, reasonably determines that a Participant ceases to continue to meet the eligibility requirements of the Plan. In determining a Participant's eligibility to continue to defer Salary, Bonus, or both, the Committee shall consider that a Participant's Salary has been reduced, that he or she has had a material reduction in job responsibility, job description, or job duties, and such other factors as it, in its sole discretion, deems to be applicable to the Participant's continued participation in the Plan. A Participant whose Agreement has been suspended in accordance with this Section shall not be deemed to have incurred a Termination of Service, and his or her Deferred Benefit Account shall continue to be maintained under the terms of the Plan.

         3.5 Timing of Deferral Credits. The amount of Salary or Bonus that a
             --------------------------
Participant elects to defer in the Agreement shall cause an equivalent reduction in his or her Salary or Bonus payment, and shall be credited to the Participant's Deferred Benefit Account throughout the Plan Year as the Participant is paid (or would have been paid) the non-deferred portion of his or her Salary or Bonus in each Plan Year.

 IV.     BENEFITS

         4.1      Determination of Account.  As of each Determination Date,
                  ------------------------
                  each Participant's Deferred Benefit Account shall consist of:

                  (a) The balance of the Participant's Deferred Benefit Account as of the immediately preceding Determination Date, plus

                  (b) The Participant's Salary or Bonus deferred pursuant to
Section 3.2, and credited to a Participant's Account since the immediately preceding Determination Date in accordance with Section 3.5, less

                  (c) All benefit payment(s) made to the Participant (or his or her Beneficiary) from such Account in accordance with this Article IV since the preceding Determination Date, plus

                  (d) Interest credited on the average daily balance of the Deferred Benefit Account as of the Determination Date and since the last preceding Determination Date, after the Account has been adjusted for any additions or distributions to be credited or deducted.

         4.2 Vesting. A Participant shall be one hundred percent (100%) vested
             -------
in the amount of Salary and Bonus deferred and credited to his or her Deferred Benefit Account, including interest attributable thereto.

         4.3 Retirement Benefit. Upon a Participant's Retirement Date, the
             ------------------
Company shall pay to the Participant, as Compensation earned prior to Retirement, a benefit equal to the value of his or her Deferred Benefit Account, determined under Section 4.1 as of the Determination Date coincident with or immediately following such Retirement Date. The form of benefit payment shall be as provided in Section 4.8. Upon and after such Retirement Date, the Participant shall immediately cease to be eligible for any benefit provided under Section 4.4, 4.5, 4.6 or 4.7 of the Plan.

         4.4 Termination Benefit. Upon Termination of Service of the Participant
             -------------------
before his or her Retirement Date for reasons other than his or her death or Disability, the Company shall pay to the Participant, as Compensation earned prior to his or her Termination of Service, a benefit equal to the value of his or her Deferred Benefit Account, determined under Section 4.1 as of the date of Termination of Service. Unless otherwise directed by the Administration Committee, the termination benefit shall be payable in a lump sum. Upon a Termination of Service, the Participant shall immediately cease to be eligible for any benefit provided under Section 4.3, 4.5, 4.6 or 4.7 of the Plan.

         4.5 Death Benefit. Upon the death of the Participant prior to his or
             -------------
her Termination of Service, the Company shall pay to the Beneficiary of the deceased Participant, as Compensation earned prior to his or her death, a benefit equal to the value of the Participant's Deferred Benefit Account, vested in accordance with Section 4.2, determined under Section 4.1 as of the Determination Date coincident with or next following the Participant's date of death. The death benefit shall be paid in a lump sum. Upon a Participant's death, he or she shall immediately cease to be eligible for any benefit provided under Section 4.3, 4.4, 4.6 or 4.7 of the Plan.

         4.6 Disability Benefit. In the event of the Disability of a Participant
             ------------------
prior to his or her Retirement Date, the Company shall pay to the Disabled Participant, as Compensation earned prior to his or her Disability, a benefit equal to the value of his Deferred Benefit Account, determined under Section
4.1. Such benefit shall be payable in annual installments, as provided in
Section 4.8, until the earliest of the following events:

                  (a) The Participant ceases to be Disabled and resumes employment with the Company;

                  (b) The Participant ceases to be Disabled and does not resume employment with the Company. If the Participant has attained his Retirement Date, he shall be entitled to the benefits provided for in Section 4.3. If the Participant has not attained his Retirement Date, the remaining value of his or her Deferred Benefit Account, if any, shall be paid in a lump sum as a Termination Benefit in the manner provided in Section 4.4.

                  (c) The Participant dies. The Deferred Benefit Account balance remaining shall be paid in a lump sum as provided in Section 4.5; or

                  (d) The Participant's Deferred Benefit Account balance reaches zero.

If a Disability occurs during the period elected in the Agreement, the Disabled Participant's Agreement shall be suspended, and further deferrals shall not be required during the period of Disability. Upon a written request by a Participant filed with the Administration Committee, the Administration Committee may, in its sole discretion, pay a Disability benefit equal to the value of the Disabled Participant's Deferred Benefit Account in a single lump sum payment.

         4.7 Emergency Benefit. In the event that the Administration Committee,
             -----------------
upon written petition of the Participant, determines, in it sole discretion, that the Participant has suffered a severe financial hardship, the Company shall pay to the Participant, as soon as practicable following such determination, as Compensation earned prior to the severe financial hardship, a benefit equal to the amount necessary to meet the severe financial hardship not in excess of the value of the Participant's Deferred Benefit Account. For purposes of this Section, a severe financial hardship is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal or other such unforeseeable occurrence. Cash needs arising from events such as the purchase of a house or education expenses for children, shall not be considered to be the result of a severe financial hardship. For purposes of this Section, the criteria for establishing and determining a severe financial hardship shall be made in accordance with IRC 401(k)(2)(b), and Internal Revenue Service Regulation 1.401(k)-1(d)(2)(iii)-(iv).

         4.8 Form of Benefit Payment. Upon the happening of an event described
             -----------------------
in Section 4.3 or 4.6, the Company shall pay to the Participant (or his or her Beneficiary) the amount calculated in accordance with this Section in annual installments payable in substantially equal amounts, calculated and determined as follows:

                  (a) An annual installment payment shall be determined for the Participant's Deferred Benefit Account. The amount of the installment payment shall be a fixed amount calculated to amortize the unpaid balance of the Deferred Benefit Account balance in ten (10) equal annual installments (or, in the Administration Committee's sole discretion, in fewer than ten (10) annual installments), and shall be based on the Interest Crediting Rate in effect at the time payments commence. The Administration Committee shall recompute the amount of the installment each year to reflect actual changes in the Interest Crediting Rate. Installment benefit payments shall cease when the Deferred Benefit Account balance reaches zero, or with the final payment determined hereunder.

                  (b) Unless an annual payment is the final annual installment payment, each annual installment payment shall be at least equal to $5,000. Notwithstanding the amortization method described in Section 4.8(a) immediately above, in the event an installment payment determined under Section 4.8(a) is less than $5,000, the annual installment payment shall be $5,000. Annual installment payments in the amount of $5,000 shall continue until the amount of the installment is recomputed, as provided above, or until the remaining Account balance is less than $5,000. Once the Account balance is less than $5,000, the subsequent annual payment, which shall be the final payment, shall equal the remaining Deferred Benefit Account balance.

Upon the death of a Participant after the commencement of payment of benefits in accordance with Section 4.3, the Deferred Benefit Account remaining shall be paid to the Beneficiary in a lump sum. Upon a written request of a Disabled Participant, the Administration Committee may, in its sole discretion, pay the value of a Disabled Participant's Deferred Benefit Account in a lump sum.

Upon a written request by a Participant filed with the Administration Committee at least one year prior to the date of retirement, the Company shall pay the value of his or her Deferred Benefit Account in a lump sum or in fewer than ten
(10) annual installments, as requested by the Participant.

         4.9 Withholding: Employment Taxes. To the extent required by the law in
             -----------------------------
effect at the time payments are made, the Company shall withhold any taxes required to be withheld by the federal, or any state or local government.

         4.10 Commencement of Payments. Unless otherwise provided, payments
              ------------------------
under this Plan shall commence or be made as soon as practicable following the Participant's Termination of Service, Retirement, or Disability, but in no event later than ninety (90) days following receipt of notice by the Administration Committee of an event which entitles a Participant (or a Beneficiary) to payments under this Plan. The date of each subsequent annual installment shall be on the same Determination Date each year, unless otherwise determined by the Administration Committee in its sole discretion.

         4.11 Recipients of Payments: Designation of Beneficiary. All payments
              --------------------------------------------------
to be made by the Company under the Plan shall be made to the Participant during his or her lifetime, provided that if the Participant dies prior to the commencement or completion of such payments, then all subsequent payments under the Plan shall be made by the Company to the Beneficiary or Beneficiaries determined in accordance with this Section 4.11. The Participant shall designate a Beneficiary by filing a written notice of such designation with the Administration Committee in such form as the Administration Committee requires, and may change such designation without the consent of such Beneficiary or Beneficiaries by filing a new designation in writing with the Administration Committee. (In community property states, the spouse of a married Participant shall join in any designation of a Beneficiary other than the spouse.) If no designation shall be in effect at the time when any benefits payable under this Plan shall become due, the Beneficiary shall be the Beneficiary designated by the Participant in the 401(k) Plan, and otherwise shall be the executor(s) or administrator(s) of the deceased Participant's estate.

         4.12 Facility of Payment. Any benefit payable hereunder to any person
              -------------------
under a legal disability, or to any person who, in the judgement of the Administration Committee, is unable to properly administer his or her financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in a manner which the Administration Committee may select.

5.        CLAIM FOR BENEFITS PROCEDURE
          ----------------------------

         5.1 Claim for Benefits. Any claim for benefits under the Plan shall be
             ------------------
made in writing to the Administration Committee. If such claim for benefits is wholly or partially denied by the Administration Committee, the Administration Committee shall, within a reasonable period of time, but not later than sixty
(60) days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial shall be in writing and shall contain:

                  (a) The specific reason or reasons for denial of the claim;

                  (b) A reference to the relevant Plan provisions upon which the denial is based;

                  (c) A description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

                  (d)      An explanation of the Plan's claim review procedure.

         5.2 Request for Review of a Denial of a Claim for Benefits. Upon the
             ------------------------------------------------------
receipt by the claimant of written notice of denial of the claim, the claimant may within ninety (90) days file a written request to the Administration Committee, requesting a review of the denial of the claim, which review shall include a hearing if deemed necessary by the Administration Committee. In connection with the claimant's appeal of the denial of his or her claim, he or she may review relevant documents and may submit issues and comments in writing.

         5.3 Decision Upon Review of Denial of Claim for Benefits. The
             ----------------------------------------------------
Administration Committee shall render a decision on the claim review promptly, but no more than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case the sixty (60) day period shall be extended to one hundred-twenty (120) days. Such decision shall:

                  (a)      Include specific reasons for the decision;

                  (b) Be written in a manner calculated to be understood by the claimant; and

                  (c) Contain specific references to the relevant Plan provisions upon which the decision is based.

The decision of the Administration Committee shall be final and binding in all respects on both the Company and the claimant.

II       ADMINISTRATION
         --------------

         6.1 Plan Administration Committee. The Plan shall be administered by
             -----------------------------
the Plan Administration Committee of the Company, which shall be the Administration Committee of the Plan. The Administration Committee may assign duties to an officer or other employees of the Company and delegate such duties as it sees fit.

         6.2 General Rights, Powers and Duties of Administration Committee. The
             -------------------------------------------------------------
Plan Administration Committee shall be responsible for the management, operation and administration of the Plan. In addition to any powers, rights, and duties set forth elsewhere in the Plan, it shall have the following powers and duties to:

                  (a) Adopt, alter, and repeal such rules, regulations, guidelines, and practices consistent with the provisions of the Plan as it deems necessary for the proper and efficient administration of the Plan;

                  (b) Administer the Plan in accordance with its terms and any rules and regulations it establishes;

                  (c) Maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;

                  (d) Construe and interpret the Plan, and to resolve all questions arising under the Plan;

                  (e) Direct the Company to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan;

                  (f) Employ or retain agents, attorneys, actuaries, accountants or other persons who may also be employed by or represent the Company; and

                  (g) Be responsible for the preparation, filing, and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law.

         6.3 Information to be Furnished to Administration Committee. The
             -------------------------------------------------------
records of the Company shall be determinative of each Participant's period of employment, age, Termination of Service and reason therefor, Disability, leave of absence, reemployment, personal data, and Salary and Bonus. Participants and their Beneficiaries shall furnish to the Administration Committee such evidence, data or information, and execute such documents as the Administration Committee requests.

         6.4 Responsibility. No member of the Administration Committee or the
             --------------
Committee shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his or her own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company. Further, the Company shall hold harmless and defend any individual in the employment of the Company and any Director of the Company against any claim, action or liability asserted against him or her in connection with any action or failure to act regarding the Plan, except as and to the extent such liability may be based upon the individual's own willful misconduct or fraud. This indemnification shall not duplicate, but may supplement, any coverage available under any applicable insurance coverage.

VII.    AMENDMENT AND TERMINATION
        -------------------------

         7.1 Termination or Amendment. The Plan may be terminated, or amended in
             ------------------------
whole or in part, by the Committee at any time. Notice of termination or of any material amendment shall be given in writing to each Participant and each Beneficiary of a deceased Participant.

                  (a) No amendment shall retroactively decrease the balance of a Participant's Deferred Benefit Account or retroactively decrease the Interest Crediting Rate used prior to the date of the amendment.

                  (b) The Committee reserves the right to terminate the Plan in its sole discretion. In its discretion, the Committee may consider termination of the Plan due to any one or more of a change in the tax law (or regulations relating thereto), employee benefit law (or regulations relating thereto), a Change of Control of the Company, or a change of the financial condition of the Company, any one of which as determined by the Committee in its sole discretion, adversely and materially affects the economics of the Plan for the Company or for Participants.

         7.2 Special Termination. Any other provision of the Plan to the
             -------------------
contrary notwithstanding, the Plan shall terminate if the Plan is held to be ERISA Funded or Tax Funded by a federal court, and appeals from that holding are no longer timely or have been exhausted. The Company may terminate the Plan if it determines, based on a legal opinion which is satisfactory to the Company, that either judicial authority or the opinion of the U.S. Department of Labor, Treasury Department or Internal Revenue Service (as expressed in proposed or final regulations, advisory opinions or ruling, or similar administrative announcements) creates a significant risk that the Plan will be held to be ERISA Funded or Tax Funded, and failure to so terminate the Plan could subject the Company or the Participants to material penalties. Upon any such termination, the Company may:

                  (a) Transfer the rights and obligations of the Participants and the Company to a new plan established by the Company, which is not deemed to be ERISA Funded or Tax Funded, but which is similar in all other respect to this Plan, if the Company determines that it is possible to establish such a Plan;

                  (b) If the Company, in its sole discretion, determines that it is not possible to establish the Plan in (a) above, each Participant shall be paid a lump sum benefit equal to the value of the vested portion of his or her Deferred Benefit Account;

                  (c) Pay a lump sum benefit equal to the value of the vested portion of the Participant's Deferred Benefit Account to the extent that a federal court has held that the interest of the Participant in the Plan is includable in the gross income of the Participant for federal income tax purposes prior to actual payment of Plan benefits. The value of any amount remaining in the Participant's Deferred Benefit Account shall remain as an obligation of the Company, to be paid to the Participant as provided in the Plan;

                  (d) Pay to a Participant a lump sum benefit equal to the vested portion of a Participant's Deferred Benefit Account if, based on a legal opinion satisfactory to the Company, there is a significant risk that such Participant will be determined not to be part of a "select group of management or highly compensated employees" for purposes of ERISA.

Any benefit payable under this Section shall be payable in a lump sum as soon as practicable following the Company's determination that the Plan is, or is likely to be held to be, ERISA Funded or Tax Funded, but in no event later than ninety
(90) days following receipt of notice by the Committee that the Plan is ERISA Funded or Tax Funded, or at such other date as may be determined by the Committee in its sole discretion.


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

VIII.  MISCELLANEOUS
       -------------

     8.1 Separation of Plan: No Implied Rights. The Plan shall not operate
         -------------------------------------
to increase any benefit payable to or on behalf of a Participant (or his or her Beneficiary) from any other Plan maintained by the Company. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Company in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, the Company shall not be required or be liable to make any payment under this Plan.

         8.2 No Right to Company Assets. Neither the Participant nor any other
             --------------------------
person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company whatsoever, including without limiting the generality of the foregoing, any specific funds, assets or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company. The Participant shall have only a contractual right to the amounts, if any, payable hereunder, unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefits to any person.

         8.3 No Employment Rights. Nothing herein shall constitute a contract of
             --------------------
employment or of continuing service or in any manner obligate the Company to continue the services of the Participant, or obligate the Participant to continue in the service of the Company, or as a limitation of the right of the Company to discharge any of its employees, with or without cause. Nothing herein shall be construed as fixing or regulating the Salary, Bonus, or other remuneration payable to the Participant.

         8.4 Offset. If, at the time payments or installments of payments are to
             ------
be made hereunder, the Participant or the Beneficiary or both are indebted or obligated to the Company, then the payments remaining to be made to the Participant or the Beneficiary or both may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim, or prohibit or otherwise impair the Company's right to offset future payments for such indebtedness or obligation.


        8.5 Protective Provisions. In order to facilitate the payment of
            ---------------------
benefits hereunder, each employee designated eligible shall cooperate with the Company by furnishing any and all information requested by the Company, including taking such physical examinations as the Company may deem necessary, and taking such other actions as may be requested by the Company. If the employee refuses to cooperate, he or she shall not become a Participant in the Plan and the Company shall have no further obligation to him or her under the Plan. In such event, the Participant or his or her Beneficiary shall receive a benefit equal to his or her deferral, including interest, paid in accordance with Section 4.4.

         8.6 Non-Assignability. Neither the Participant nor any other person
             -----------------
shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are expressly declared to be unassignable and non-transferrable except by will or in accordance with the laws of descent and distribution. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for the payment of any debts, judgements, alimony or separate maintenance owed by the Participant or any other person, or be transferrable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

         8.7 Notice. Any notice required or permitted to be given under the Plan
             ------
shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the last known address of the Participant if to the Participant, or, if given to the Company, to the principal office of the Company, directed to the attention of the Committee. Such notice shall be deemed given as of the date of delivery, or, if delivery is made by mail, as the date shown on the postmark or the receipt for registration or certification.

         8.8 Governing Laws. The Plan shall be construed and administered
             --------------
according to the laws of the State of Illinois.

IN WITNESS WHEREOF, the Company has adopted the Hartmarx Deferred Compensation Plan as of the Plan Effective Date.

                             HARTMARX CORPORATION


                             By
                                     -----------------------------------------

                             Its     Vice President-Compensation & Benefits

                             Date    November 30, 2001
                                     -----------------------------------------


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